UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 5, 2014

ACCELERON PHARMA INC.

(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-36065 (Commission File Number)	27-0072226 (I.R.S. Employer Identification Number)

128 Sidney Street Cambridge, MA		02139
(Address of principal		(Zip Code)
executive offices)

Registrant’s telephone number, including area code:  (617) 649-9200

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On May 5, 2014, and pursuant to stock purchase agreements entered into on April 2, 2014, Celgene Corporation completed its purchase of an aggregate of 1.1 million (1,100,000) shares of Common Stock from five current stockholders of the Company for an aggregate purchase price of $47,146,000.  The selling stockholders and the number of shares sold are as follows: Advanced Technology Ventures (251,584 shares), Flagship Ventures (215,142 shares), Polaris Venture Partners (313,491 shares), Venrock (247,837 shares), and Alkermes, Inc. (71,946 shares).  Following this purchase, Celgene beneficially owns approximately 14.6% of the outstanding shares of Common Stock.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACCELERON PHARMA INC.

By:	/s/ John L. Knopf
John L. Knopf, Ph.D.
Chief Executive Officer, President and Director

Date:  May 5, 2014